      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 18, 2001
                                         REGISTRATION STATEMENT NO. 333-________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               -------------------

                             Continucare Corporation
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

             Florida                                         59-2716023
 -------------------------------                         ----------------------
 (State or other jurisdiction of                            (IRS Employer
  incorporation or organization)                         Identification Number)

                         80 S.W. 8th Street, Suite 2350
                              Miami, Florida 33130
                    ---------------------------------------
                    (Address of principal executive offices)

                  Continucare Corporation Amended and Restated
                             2000 Stock Option Plan

--------------------------------------------------------------------------------

                                Spencer J. Angel
         President, Chief Executive Officer, and Chief Operating Officer
                         80 S.W. 8th Street, Suite 2350
                              Miami, Florida 33178
               ---------------------------------------------------
                     (Name and address of agent for service)

                                 (305) 350-7515
               ---------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                    Copy To:
                             Rebecca R. Orand, Esq.
                             Greenberg Traurig, P.A.
                              1221 Brickell Avenue
                              Miami, Florida 33131
                                 (305) 579-0500

                               -------------------


                                                CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                   Proposed maximum            Proposed
           Title of Securities                Amount to be          offering price         Maximum aggregate         Amount of
            to be Registered                   registered            per share(1)          offering price(1)      registration fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock                                    4,000,000            $.35 to $.69             $1,855,600                $464
  $.01 par value......................           Shares
====================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee which was computed in accordance with Rule 457(h) of the Securities Act of 1933, as amended on the basis of (i) the actual price of 1,340,000 options granted under the Continuecare Corporation Amended and Restated 2000 Stock Option Plan (at $.69 per share) and (ii) an assumed price of $.35 per share (based on the average of the high and low sale price of the common stock on the American Stock Exchange on May 14, 2001) for 2,660,000 options, the remaining options to be granted under the Continuecare Corporation Amended and Restated 2000 Stock Option Plan.

           PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         We hereby incorporate by reference into this Registration Statement the following documents or portions thereof as indicated:

         (a) our Annual Report on Form 10-K for the fiscal year ended June 30, 2000;

         (b) our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2000, December 31, 2000 and March 31, 2001;

         (c) our definitive proxy statement dated November 14, 2000 filed in connection with our 2000 Annual Meeting of Stockholders

         (d) all other reports filed by us pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since June 30, 2000.

         (e) the descriptions of the Registrant's Common Stock and related matters set forth under the captions "Description of Capital Stock" and "Dividend Policy" in the Registrant's Registration Statement on Form SB-2 (File No. 333-16803) filed under the Securities Act of 1933, as amended (the "Act"), including any amendments to such descriptions in such Registration Statement.

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

         Any statement contained in this Registration Statement, or in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in a subsequently filed document incorporated herein by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         We have authority under Section 607.0850 of the Florida Business Corporation Act to indemnify our directors and officers to the extent provided for in such statute. Our Amended and Restated Articles of Incorporation and Bylaws provide that we shall indemnify and may insure our officers and directors to the fullest extent not prohibited by law. We also maintain a policy of directors' and officers' liability insurance that insures, subject to certain exclusions, our directors and officers against the cost of defense, settlement of, payment of a judgment in connection with a proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the corporation.

         The provisions of the Florida Business Corporation Act that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability in the event the director breaches or fails to perform his




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

duties as a director and such director's breach of, or failure to perform, such duties constitutes (a) a violation of the criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (b) deriving an improper personal benefit from a transaction; (c) voting for or assenting to an unlawful distribution; (d) willful misconduct or a conscious disregard for the best interest of the Registrant in a proceeding by or in the right of the Registrant to procure a judgment in this favor or in a proceeding by or in the right of a shareholder; and (e) recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibition wanton and willful disregard of human rights, safety, or property in a proceeding by or in the right of someone other than the Registrant or a shareholder. The statute does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS

See "Exhibit Index" on page II-5 below.

ITEM 9.  UNDERTAKINGS

         (a)      The undersigned hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933 (the "Act");

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                           Provided, however, that paragraphs (a)(1)(i) and
                           (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned hereby undertakes that, for purposes of determining any liability under the Act, each filing of the corporation's annual report pursuant to Section 13(a) or
                  Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



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

         (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the corporation pursuant to the foregoing provisions, or otherwise, the corporation has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the corporation of expenses incurred or paid by a director, officer or controlling person of the corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



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
                                   SIGNATURES

         Pursuant to the requirements of the Act, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-8 and have duly caused this Registration Statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida on May 18, 2001.

                           CONTINUCARE CORPORATION


                           By: /s/ Spencer J. Angel
                               -------------------------------------------------
                               Name:  Spencer J. Angel
                               Title: President, Chief Executive Officer, and
                                      Chief Operating Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Spencer J. Angel and Janet L. Holt his true and lawful attorney-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto, and other documents to be filed in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitute, each acting alone, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


         Signature                                 Title                                          Date
         ---------                                 -----                                          ----


/s/ Spencer J. Angel                   President, Chief Executive Officer, Chief              May 18, 2001
------------------------------------   Operating Officer, and Director
Spencer J. Angel                       (principal executive officer)



/s/ Janet L. Holt                      Chief Financial Officer                                May 18, 2001
------------------------------------   (principal financial officer
Janet L. Holt                          and principal accounting officer)



/s/ Charles M. Fernandez               Chairman of the Board                                  May 18, 2001
------------------------------------
Charles M. Fernandez



                                        Vice Chairman of the Board
------------------------------------
Phillip Frost, M.D.



/s/ Robert Cresci                       Director                                              May 18, 2001
------------------------------------
Robert Cresci




/s/ Patrick Healy                       Director                                              May 18, 2001
------------------------------------
Patrick Healy






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                                  EXHIBIT INDEX

    Exhibit
    Number                            Description
    -------                           -----------

     4.1    Continucare Corporation Amended and Restated 2000 Stock Option Plan

     5.1    Opinion of Greenberg Traurig, P.A.

    23.1    Consent of Ernst & Young LLP

    23.2 Consent of Greenberg Traurig, P.A. (contained in its opinion filed as Exhibit 5.1 hereto)

    24.1 Power of Attorney is included in the Signature section of the Registration Statement







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